EXHIBIT 99.1

FuelNation Releases Text Confirming Completion of Contracts With the Iraqi Ministry of Oil and Their State Oil Marketing Company (SOMO)

DAVIE, FL -- (MARKET WIRE) -- 03/07/2006 --

Dear FuelNation Shareholders,

We are pleased to report that FuelNation (OTC: FLNA) has completed contracts with the Iraqi Ministry Of Oil and their State Oil Marketing Company (SOMO) for Fuel Oil purchases and Gasoline Supply. Revenues from the contracts are expected to be reported during the second quarter of 2006 upon completion of our audit and the filing of our financial statements.

In addition, we have signed a supply contract for 35 million gallons of gasoline monthly for delivery to Iraq with a term of one year. Currently, The Iraq government is subsidizing approximately $8 billion dollars annually of gasoline and diesel supply for internal consumption, due to the lack of refining capacity. We are negotiating the supply of diesel to Iraq and intend to execute contracts this month for immediate delivery.

“These agreements and the substantial revenues they produce, are further validation of our business model, which is focused on providing ‘best in class’ fuel resell services to governments, refiners and suppliers looking to mitigate risk and source long term product supply,” said Chris Salmonson, Chairman and Chief Executive Officer of FuelNation Inc.

The Company has opened five new offices this year to assist key individuals in Moscow, Russia, Baghdad, Iraq, Coral Gables, Florida and New York, New York. We have also established FuelNation Government Services, Inc. and have hired four seasoned professionals to assist with the company growth and to help develop future additions for our management team, and to meet the challenges of our aggressive growth plans.

With both management and the required financing capability in place, the Company is actively seeking new alliances through FuelNation Government Services in oil producing countries to participate in joint ventures. Currently we have identified several major assets and opportunities for participation and are conducting extensive due-diligence to establish additional projects in the Caribbean, Africa and the Middle East.

“We are excited about the opportunities that exist by establishing key relationships with governments. The execution of these contracts demonstrates the depth of our relationships and our ability to add value in this process. This is only just the beginning of adding revenue to the company and substantial shareholder value to the bottom line,” said Shaikh Isa Mohammed Isa Alkhalifa, Director of FuelNation Inc.

Although obstacles will always remain, I am confident that FuelNation and its wholly owned subsidiaries have finally entered the period of rapid growth and will begin to show our appreciation and support for our loyal shareholders in achieving our shared objectives and establishing immediate revenues and profits to the bottom line.

FuelNation Inc.

Warm regards,

Shaikh Isa Mohammed Isa Alkhalifa

Director

FuelNation Inc.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies’ pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues. FuelNation cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

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Contact:

Dubois Consulting Group, Inc.

Phil Dubois

Toll Free: 877-386-4649

FuelNation Government Services, Inc.

Mr. John Macho

Managing Director

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 122

jmacho@fuelnationgov.com

SOURCE:  FuelNation